Exhibit 99.1

Tripadvisor Reports Third Quarter 2024 Financial Results

NEEDHAM, MA, November 6, 2024 — Tripadvisor, Inc. (Nasdaq: TRIP) (“Tripadvisor” or the “Company”) today announced financial results for the third quarter ended September 30, 2024.

•
Revenue of $532 million, flat year-over-year
•
Net income of $39 million, or $0.27 per share
•
Non-GAAP net income of $72 million, or $0.50 per share
•
Adjusted EBITDA of $122 million, or 23% of revenue

“We are pleased with the Group’s third quarter results, which are representative of the diverse categories in which we operate, and the segment strategies we are executing,” said Chief Executive Officer Matt Goldberg. “All three of our segments delivered profitability, a testament to the operational rigor, product innovation, and hard work of our teams to transform our portfolio. We will continue to build on our distinct advantages as the foundation for durable revenue and profit growth over the long-term.”

“Revenue of $532 million was flat with the same period a year ago, and adjusted EBITDA of $122 million, or 23% of revenue, outpaced expectations due to solid execution from our teams as well as the timing of certain growth initiatives,” said Chief Financial Officer, Mike Noonan. “We remain focused on the execution of our segment strategies, including our shift to an engagement-led focus at Brand Tripadvisor, and the higher-growth opportunities in Viator and TheFork.”

Third Quarter 2024 Summary

	Three months ended September 30,
(In millions, except percentages and per share amounts)	2024	2023	% Change
Total Revenue	$532	$533	0%
Brand Tripadvisor (1)	$255	$290	(12)%
Viator	$270	$245	10%
TheFork	$49	$42	17%
Intersegment eliminations (1)	$(42)	$(44)	(5)%

GAAP Net Income (Loss)	$39	$27	44%

Total Adjusted EBITDA (2)	$122	$127	(4)%
Brand Tripadvisor	$87	$111	(22)%
Viator	$30	$17	76%
TheFork	$5	$(1)	n.m.

Non-GAAP Net Income (Loss) (2)	$72	$74	(3)%

Diluted Earnings (Loss) per Share:
GAAP	$0.27	$0.19	42%
Non-GAAP (2)	$0.50	$0.52	(4)%

Cash flow from operating activities	$(44)	$14	n.m.
Free cash flow (2)	$(64)	$(2)	3100%

(1)
Brand Tripadvisor segment revenue figures shown in this table are gross of intersegment (intercompany) revenue, which is eliminated on a consolidated basis.
(2)
“Total Adjusted EBITDA,” “Non-GAAP Net Income (Loss),” “Non-GAAP Diluted Earnings (Loss) per Share,” and “Free Cash Flow” are non-GAAP measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Please refer to “Non-GAAP Financial Measures” below for definitions and explanations of these non-GAAP financial measures, as well as tabular reconciliations to the most directly comparable GAAP financial measures.

Cost performance – Total costs and expenses were $462 million for the third quarter, a decrease of 1% year-over-year, driven primarily by the following:

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Cost of revenue was $47 million for the third quarter, or 9% of consolidated revenue, an increase of 9% year-over-year, compared to $43 million in the same period a year ago, or 8% of consolidated revenue.
•
Selling and marketing costs were $271 million for the third quarter, or 51% of consolidated revenue, flat year-over-year, compared to $272 million in the same period a year ago, or 51% of consolidated revenue.
•
Technology and content costs were $73 million for the third quarter, or 14% of consolidated revenue, an increase of 11% year-over-year, compared to $66 million in the same period a year ago, or 12% of consolidated revenue.
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General and administrative costs were $51 million for the third quarter, or 10% of consolidated revenue, an increase of 4% year-over-year, compared to $49 million in the same period a year ago, or 9% of consolidated revenue.

Cash & Liquidity – As of September 30, 2024, the Company had approximately $1.1 billion of cash and cash equivalents, an increase of $45 million from December 31, 2023. This increase was driven by positive operating cash flow.

Segment Highlights

Brand Tripadvisor

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Revenue was $255 million, reflecting a year-over-year decline of 12%.
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Branded hotels revenue was $151 million, reflecting a year-over-year decline of 17%.
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Media and advertising revenue was $40 million, reflecting a year-over-year increase of 5%.
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Experiences and dining revenue was $51 million, reflecting a year-over-year decline of 7%.
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Other revenue was $13 million reflecting a year-over-year decline of 19%.
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Adjusted EBITDA was $87 million, or 34% of revenue, compared to Adjusted EBITDA in the same period a year ago of $111 million, or 38% of revenue.

Viator

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Revenue was $270 million, reflecting year-over-year growth of 10%.
•
Gross bookings value (“GBV”) was approximately $1.1 billion, reflecting year-over-year growth of approximately 9%. GBV is reported at the time of booking and is gross of cancellations, whereas revenue is recorded at the time of the experience and is net of cancellations.
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Adjusted EBITDA was $30 million, or 11% of revenue, compared to Adjusted EBITDA in the same period a year ago of $17 million, or 7% of revenue.

TheFork

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Revenue was $49 million, reflecting year-over-year growth of 17%.
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Total number of bookings grew year-over-year by approximately 6%.
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Adjusted EBITDA was $5 million, or 10% of revenue, compared to Adjusted EBITDA loss in the same period a year ago of $1 million, or -2% of revenue.

Income Taxes

As disclosed in previous filings, the Company had received Notices of Proposed Adjustments from the IRS for the 2014, 2015, and 2016 tax years relating to certain transfer pricing arrangements with its foreign subsidiaries and requested competent authority assistance under the Mutual Agreement Procedure (“MAP”) for those years. In January 2024, the Company received notification of a MAP resolution agreement for the 2014 through 2016 tax years, which the Company accepted in February 2024. During the second quarter of 2024, the Company made a payment to the IRS of $141 million, inclusive of estimated interest and, during the third quarter of 2024, we made various state tax payments totaling $18 million, inclusive of estimated interest, related to this audit settlement. The Company anticipates a competent authority refund from a foreign jurisdiction and certain federal tax benefits, net of state tax payments due, associated with this IRS audit settlement which will be substantially settled in the next twelve months, resulting in an estimated net cash inflow of $50 million to $60 million, inclusive of related interest.

Term Loan B Facility and 2025 Senior Notes

On July 8, 2024, the Company entered into the First Amendment to its Credit Agreement (the “Amended Credit Agreement”) initially entered into in June 2015 and, most recently, amended and restated in June 2023. The Amended Credit Agreement provides for a new $500 million term loan B credit facility maturing July 8, 2031, with an interest rate based on SOFR plus 2.75% (the “Term Loan B Facility”). The Term Loan B Facility was offered at 99.75% of par and is required to be paid down at 1.00% of the aggregate principal amount per year.

Subsequently, on July 15, 2024, the Company used the proceeds from the Term Loan B Facility, to redeem the $500 million aggregate principal amount of the Company’s outstanding 2025 Senior Notes.

Conference Call

Tripadvisor will host a conference call later today, November 6, 2024, at 4:30 p.m., Eastern Time, to discuss the Company’s third quarter 2024 financial results, which may include forward-looking information about Tripadvisor’s business. Investors and other interested parties may also go to the Investor Relations section of Tripadvisor’s website at http://ir.tripadvisor.com for a live webcast of the conference call. A replay of the conference call will be available on Tripadvisor’s website for three months.

SELECTED FINANCIAL INFORMATION

Tripadvisor, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenue	$532	$533	$1,424	$1,398

Costs and expenses:
Cost of revenue (1) (exclusive of depreciation and amortization as shown separately below)	47	43	128	113
Selling and marketing (1)	271	272	755	761
Technology and content (1)	73	66	224	205
General and administrative (1)	51	49	161	144
Depreciation and amortization	21	21	63	63
Restructuring and other related reorganization costs (benefit)	(1)	18	1	18
Total costs and expenses	462	469	1,332	1,304
Operating income (loss)	70	64	92	94
Other income (expense):
Interest expense	(13)	(11)	(35)	(33)
Interest income	13	13	38	35
Other income (expense), net	(4)	(2)	(7)	(3)
Total other income (expense), net	(4)	—	(4)	(1)
Income (loss) before income taxes	66	64	88	93
(Provision) benefit for income taxes	(27)	(37)	(84)	(115)
Net income (loss)	$39	$27	$4	$(22)

Earnings (loss) per share attributable to common stockholders:
Basic	$0.28	$0.20	$0.03	$(0.16)
Diluted	$0.27	$0.19	$0.03	$(0.16)

Numerator used to compute net income (loss) per share attributable to common stockholders:
Basic	$39	$27	$4	$(22)
Diluted	$39	$27	$5	$(22)

Weighted average common shares outstanding:
Basic	139	138	139	140
Diluted	144	143	145	140

(1) Includes stock-based compensation expense as follows:

Cost of revenue	$—	$—	$1	$1
Selling and marketing	$6	$4	$17	$12
Technology and content	$13	$10	$38	$30
General and administrative	$12	$10	$36	$29

Tripadvisor, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in millions, except number of shares and per share amounts)

	September 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$1,112	$1,067
Accounts receivable, net (allowance for expected credit losses of $28 and $21, respectively)	243	192
Income taxes receivable	46	—
Prepaid expenses and other current assets	62	38
Total current assets	1,463	1,297
Property and equipment, net of accumulated depreciation of $576 and $551, respectively	197	191
Operating lease right-of-use assets	18	15
Intangible assets, net of accumulated amortization of $201 and $208, respectively	37	43
Goodwill	834	829
Non-marketable investments	31	32
Deferred income taxes, net	110	86
Other long-term assets, net (allowance for credit losses of $10 and $10, respectively)	43	44
TOTAL ASSETS	$2,733	$2,537

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$75	$28
Deferred merchant payables	348	237
Deferred revenue	61	49
Current portion of long-term debt	5	—
Income taxes payable	52	6
Accrued expenses and other current liabilities	251	252
Total current liabilities	792	572
Long-term debt	832	839
Finance lease obligation, net of current portion	46	51
Operating lease liabilities, net of current portion	13	6
Deferred income taxes, net	1	1
Other long-term liabilities	105	197
Total Liabilities	1,789	1,666

Stockholders’ equity:
Preferred stock, $0.001 par value	—	—
Authorized shares: 100,000,000
Shares issued and outstanding: 0 and 0, respectively
Common stock, $0.001 par value	—	—
Authorized shares: 1,600,000,000
Shares issued: 152,675,707 and 149,775,361, respectively
Shares outstanding: 126,415,455 and 124,881,494, respectively
Class B common stock, $0.001 par value	—	—
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999, respectively
Additional paid-in capital	1,577	1,493
Retained earnings	275	271
Accumulated other comprehensive income (loss)	(61)	(71)
Treasury stock-common stock, at cost, 26,260,252 and 24,893,867 shares, respectively	(847)	(822)
Total Stockholders’ Equity	944	871
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,733	$2,537

Tripadvisor, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Operating activities:
Net income (loss)	$39	$27	$4	$(22)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	21	21	63	63
Stock-based compensation expense	31	24	92	72
Deferred income tax expense (benefit)	(15)	1	(24)	(8)
Provision for expected credit losses	2	4	5	5
Other, net	5	2	10	3
Changes in operating assets and liabilities, net	(127)	(65)	(3)	141
Net cash provided by (used in) operating activities	(44)	14	147	254

Investing activities:
Capital expenditures, including capitalized website development	(20)	(16)	(51)	(47)
Net cash provided by (used in) investing activities	(20)	(16)	(51)	(47)

Financing activities:
Repurchase of common stock	—	—	(25)	(75)
Proceeds from the issuance of Term Loan B Facility, net of financing costs	493	—	493	—
Payment of 2025 Senior Notes	(500)	—	(500)	—
Payment of financing costs related to Credit Facility	(1)	—	(1)	(3)
Payment of withholding taxes on net share settlements of equity awards	(3)	(2)	(17)	(14)
Payments of finance lease obligation	(2)	(2)	(5)	(5)
Net cash provided by (used in) financing activities	(13)	(4)	(55)	(97)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	13	(11)	4	(7)
Net increase (decrease) in cash, cash equivalents and restricted cash	(64)	(17)	45	103
Cash, cash equivalents and restricted cash at beginning of period	1,176	1,141	1,067	1,021
Cash, cash equivalents and restricted cash at end of period	$1,112	$1,124	$1,112	$1,124
Supplemental disclosure of cash flow information:
Cash paid (received) during the period for income taxes, net of refunds	$30	$(21)	$195	$128
Cash paid during the period for interest	$28	$18	$48	$38

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. These non-GAAP financial measures are not prepared under a comprehensive set of accounting rules and, therefore, should only be reviewed alongside results reported under GAAP.

We may use the following non-GAAP measures: consolidated Adjusted EBITDA (including forecasted consolidated Adjusted EBITDA), consolidated Adjusted EBITDA margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted earnings (loss) per share, free cash flow, non-GAAP revenue growth before foreign exchange effect (or “constant currency basis” revenue growth), as well as other measures.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of Tripadvisor’s liquidity, except for free cash flow. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures do not take into account the impact of certain expenses to our consolidated statements of operations. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare Tripadvisor’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by providing tabular reconciliations to the most directly comparable GAAP financial measure, definitions, limitations, and other related information about these non-GAAP financial measures. We do not reconcile consolidated Adjusted EBITDA and Adjusted EBITDA margin guidance to projected consolidated GAAP net income (loss) because GAAP net income (loss) or the reconciling items between consolidated Adjusted EBITDA and Adjusted EBITDA margin and GAAP net income (loss) are unavailable on a forward-looking basis, as a result of the uncertainty regarding, and the potential variability of, certain of these items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and/or allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

We define our non-GAAP financial measures as below:

Tripadvisor defines “Adjusted EBITDA” as net income (loss) plus: (1) provision (benefit) for income taxes; (2) other expense (income), net; (3) depreciation and amortization; (4) stock-based compensation and other stock-settled obligations; (5) goodwill, long-lived assets and intangible asset impairments; (6) legal reserves and settlements, including indirect tax reserves related to audit settlements and the impact of one-time changes resulting from enacted tax legislation; (7) restructuring and other related reorganization costs (benefit); and (8) non-recurring expenses (income). These items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount is unpredictable, not driven by core operating results and renders comparisons with prior periods and competitors less meaningful. The Company believes that excluding these amounts better enables management and investors to compare financial results between periods as these costs may vary independent of business performance.

Tripadvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.

Adjusted EBITDA and Adjusted EBITDA margin are key operating performance measures used by our management and board of directors to understand and evaluate the financial performance of our business as a whole and our individual business segments, and on which internal budgets and forecasts are based and approved. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons and better enables management and investors to compare financial results between periods as these costs may vary independent of core business performance. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors and allows for a useful comparison of our performance with our historical results from prior periods.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results reported in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income (loss) and our other GAAP results.

Some of these limitations are:

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Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•
Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•
Adjusted EBITDA does not reflect the interest expense or cash requirements necessary to service interest or principal payments on our debt;
•
Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation or other stock-settled obligations;
•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•
Adjusted EBITDA does not reflect certain income and expenses not directly tied to the ongoing core operations of our business, including, but not limited to, legal reserves and settlements, as well as restructuring and other related reorganization costs (benefit);
•
Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
•
Adjusted EBITDA is unaudited and does not conform to SEC Regulation S-X, and as a result such information may be presented differently in our future filings with the SEC; and
•
other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Tripadvisor defines “non-GAAP net income (loss)” as GAAP net income (loss) excluding: (1) stock-based compensation expense and other stock-settled obligations; (2) amortization of intangible assets; (3) goodwill, intangible asset, and other long-lived asset impairments; (4) legal reserves and settlements, including indirect tax reserves related to audit settlements and the impact of one-time changes resulting from enacted tax legislation; (5) restructuring and other related reorganization costs (benefit); and (6) non-recurring expenses (income) or expenses that we do not believe are indicative of our ongoing operating results. The non-GAAP adjustments described previously are reported on a pre-tax basis. The income tax effect on these non-GAAP adjustments is calculated based on the individual impact that these items had on our GAAP consolidated income tax expense (benefit) for the periods presented, in addition to non-recurring or infrequent discrete tax items (including significant adjustments related to (i) tax audit reserves/settlements; (ii) non-recurring or infrequent income tax reserves or adjustments; and (iii) the impact of one-time changes resulting from tax legislation or legislation that impacts tax, such as the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) or the Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”)). We believe non-GAAP net income (loss) is an operating performance measure that provides investors and analysts with useful supplemental information about the financial performance of our business, as it incorporates our unaudited condensed consolidated statement of operations, taking into account depreciation, which management believes is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes, and foreign exchange gains and losses, but excluding the impact of certain expenses, infrequently occurring items and items not directly tied to the ongoing core operations of our businesses. Non-GAAP net income (loss) also enables comparison of financial results between periods where certain items may vary independent of business performance.

Tripadvisor defines “non-GAAP net income (loss) per diluted share,” or “non-GAAP diluted EPS,” as non-GAAP net income (loss) divided by GAAP diluted shares. We believe non-GAAP diluted EPS is useful to investors because it represents, on a per share basis, our unaudited condensed consolidated statement of operations, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes and foreign exchange gains or losses, but excluding the effects of certain expenses not directly tied to the ongoing core operations of our businesses. Tripadvisor calculates non-GAAP diluted EPS using weighted average diluted shares prepared under GAAP.

Non-GAAP net income (loss) and non-GAAP diluted EPS have some of the same limitations as Adjusted EBITDA. In addition, non-GAAP net income (loss) does not include all items that affect our GAAP net income (loss) and GAAP diluted EPS for the period. Therefore, we think it is important to evaluate these measures along with our unaudited condensed consolidated statements of operations, which are prepared under GAAP.

Tripadvisor defines “free cash flow” as cash provided by (used in) operations less capital expenditures, which are purchases of property and equipment, including the capitalization of website development costs. We believe this financial measure can provide useful supplemental information to help investors better understand underlying cashflow trends in our business, as it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the ongoing core operations of our businesses, such as financing activities, foreign currency exchange rate impact on cash, or certain other investing activities. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with the unaudited condensed consolidated statements of cash flows, which are prepared under GAAP.

Tripadvisor calculates the estimated effects of foreign currency exchange rates on revenue to determine constant currency revenue growth, by translating actual revenue for the current three months and year ended using the comparable prior period foreign currency exchange rates. We believe this is a useful estimate that facilitates management's internal comparison to our historical performance because the effects of foreign currency exchange rate volatility are not indicative of our ongoing core operating results.

Pursuant to the requirements of Regulation G, we present reconciliations of these non-GAAP financial measures, described above, to the most directly comparable GAAP measures in the tables below.

Tripadvisor, Inc

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except per share amounts and percentages)

(Unaudited)

	2023					2024
	Q1	Q2	Q3	Q4	FY*	Q1	Q2	Q3	YTD*
Reconciliation from GAAP Net Income (Loss) to Adjusted EBITDA (Non-GAAP):
GAAP Net Income (Loss)	$(73)	$24	$27	$32	$10	$(59)	$24	$39	$4
Add: Provision (benefit) for income taxes	58	20	37	-	115	43	14	27	84
Add: Other expense (income), net	1	-	-	(1)	1	1	(2)	4	4
Add: Restructuring and other related organization costs (benefit)	-	-	18	4	22	1	-	(1)	1
Add: Legal reserves and settlements (1)	-	-	-	-	-	10	4	-	14
Add: Non-recurring expenses (income) (2)	3	-	-	-	3	1	2	1	4
Add: Stock-based compensation expense	23	25	24	24	96	28	34	31	92
Add: Depreciation and amortization (3)	21	21	21	25	87	22	21	21	63
Adjusted EBITDA (Non-GAAP)	$33	$90	$127	$84	$334	$47	$97	$122	$266

Reconciliation from GAAP Net Income (Loss) to Non-GAAP Net Income (Loss):
GAAP Net Income (Loss)	$(73)	$24	$27	$32	$10	$(59)	$24	$39	$4
Add: Stock-based compensation expense	23	25	24	24	96	28	34	31	92
Add: Legal reserves and settlements (1)	-	-	-	-	-	10	4	-	14
Add: Restructuring and other related organization costs (benefit)	-	-	18	4	22	1	-	(1)	1
Add: Non-recurring expenses (income) (2)	3	-	-	-	3	1	2	1	4
Add: Amortization of intangible assets	2	2	2	2	9	2	2	2	5
Add: (Gain)/Loss on investments	(1)	(1)	(1)	(1)	(3)	(1)	(1)	(1)	(2)
Subtract: Income tax effect of Non-GAAP adjustments (4)	2	1	(4)	5	6	7	6	(5)	8
Subtract: Non-recurring or infrequent discrete tax items (5)	(55)	-	-	1	(55)	(42)	2	4	(36)
Non-GAAP Net Income (Loss)	$7	$49	$74	$55	$186	$17	$57	$72	$146
Interest expense on 2026 Senior Notes, net of tax (6)	-	-	-	-	1	-	-	-	1
Numerator used to compute Non-GAAP net income (loss) per diluted share	$7	$49	$74	$55	$187	$17	$57	$72	$147

Reconciliation from GAAP Diluted Earnings per Share (EPS) to Non-GAAP Diluted EPS:
GAAP Diluted Shares Outstanding	141	145	143	143	145	138	145	144	145
Add: Potential dilutive effect of common equivalent shares	6	-	-	-	-	8	-	-	-
Non-GAAP Diluted Shares Outstanding (7)	147	145	143	143	145	146	145	144	145

GAAP Diluted Earnings (Loss) per Share	$(0.52)	$0.17	$0.19	$0.22	$0.08	$(0.43)	$0.17	$0.27	$0.03
Add: Stock-based compensation expense	0.16	0.17	0.17	0.17	0.66	0.19	0.23	0.22	0.63
Add: Legal reserves and settlements (1)	-	-	-	-	-	0.07	0.03	-	0.10
Add: Restructuring and other related organization costs (benefit)	-	-	0.13	0.03	0.15	0.01	-	(0.01)	0.01
Add: Non-recurring expenses (income) (2)	0.02	-	-	-	0.02	0.01	0.01	0.01	0.03
Add: Amortization of intangible assets	0.01	0.01	0.01	0.01	0.06	0.01	0.01	0.01	0.03
Add: (Gain)/Loss on investments	(0.01)	-	(0.01)	(0.01)	(0.02)	(0.01)	(0.01)	(0.01)	(0.01)
Add: Adjustment to GAAP diluted shares outstanding (7)	0.03	-	-	-	-	0.03	-	-	-
Subtract: Income tax effect of Non-GAAP adjustments (4)	0.01	0.01	(0.03)	0.03	0.04	0.05	0.04	(0.04)	0.06
Subtract: Non-recurring or infrequent discrete tax items (5)	(0.37)	-	-	0.01	(0.38)	(0.29)	0.01	0.03	(0.25)
Non-GAAP Diluted Earnings (Loss) per Share	$0.05	$0.34	$0.52	$0.38	$1.29	$0.12	$0.39	$0.50	$1.01

Foreign Exchange Reconciliation:
GAAP Total Revenue Growth	42%	18%	16%	10%	20%	6%	1%	(0)%	2%
Estimated effects of changes in foreign currency exchange rates	(4)%	(1)%	3%	2%	1%	0%	0%	0%	0%
Non-GAAP Total Revenue growth on a constant currency basis	46%	19%	13%	8%	19%	6%	1%	(0)%	2%

GAAP Total Brand Tripadvisor Segment Revenue	28%	2%	2%	0%	7%	(2)%	(10)%	(12)%	(8)%
Estimated effects of changes in foreign currency exchange rates	(2)%	0%	3%	1%	1%	0%	0%	0%	0%
Non-GAAP Total Brand Tripadvisor segment revenue growth on a constant currency basis	30%	2%	(1)%	(1)%	6%	(2)%	(10)%	(12)%	(8)%

GAAP Total Viator Segment Revenue	105%	59%	41%	27%	49%	23%	13%	10%	14%
Estimated effects of changes in foreign currency exchange rates	(10)%	(2)%	2%	2%	(1)%	0%	(1)%	(1)%	0%
Non-GAAP Total Viator segment revenue growth on a constant currency basis	115%	61%	39%	25%	50%	23%	14%	11%	14%

GAAP Total TheFork Segment Revenue	35%	19%	20%	18%	22%	17%	11%	17%	16%
Estimated effects of changes in foreign currency exchange rates	(6)%	3%	6%	8%	3%	1%	(1)%	2%	2%
Non-GAAP Total TheFork segment revenue growth on a constant currency basis	41%	16%	14%	10%	19%	16%	12%	15%	14%

Reconciliation of GAAP Cash Flow from Operating Activities to Non-GAAP Free Cash Flow:
Cash flow provided by (used in) operations	$135	$105	$14	(19)	235	$139	$53	$(44)	$147
Subtract: Capital expenditures	16	15	16	16	63	16	16	20	51
Free Cash Flow (Non-GAAP)	$119	$90	$(2)	$(35)	$172	$123	$37	$(64)	$96

Tripadvisor, Inc

Supplemental Financial Information

(in millions, except percentages)

(Unaudited)

	2023					2024
	Q1	Q2	Q3	Q4	FY*	Q1	Q2	Q3	YTD*
Segments - Revenue:
Total Revenue	$371	$494	$533	$390	$1,788	$395	$497	$532	$1,424
Growth % (y/y)	42%	18%	16%	10%	20%	6%	1%	(0)%	2%
Brand Tripadvisor	244	279	290	218	1,031	240	250	255	745
Growth % (y/y)	28%	2%	2%	0%	7%	(2)%	(10)%	(12)%	(8)%
Tripadvisor-branded hotels	168	174	181	135	659	159	150	151	460
Growth % (y/y)	24%	(7)%	(4)%	(4)%	1%	(5)%	(14)%	(17)%	(12)%
Media and advertising	30	42	38	35	145	33	41	40	114
Growth % (y/y)	15%	14%	15%	6%	12%	10%	(2)%	5%	4%
Tripadvisor experiences and dining (8)	33	50	55	38	176	36	48	51	135
Growth % (y/y)	65%	43%	22%	12%	31%	9%	(4)%	(7)%	(2)%
Other	13	13	16	10	51	12	11	13	36
Growth % (y/y)	30%	(7)%	(11)%	0%	(2)%	(8)%	(15)%	(19)%	(12)%
Viator	115	216	245	161	737	141	244	270	655
Growth % (y/y)	105%	59%	41%	27%	49%	23%	13%	10%	14%
TheFork	35	38	42	39	154	41	42	49	133
Growth % (y/y)	35%	19%	20%	18%	22%	17%	11%	17%	16%
Intersegment revenue (8)	(23)	(39)	(44)	(28)	(134)	(27)	(39)	(42)	(109)

Percent of Total Revenue:
Tripadvisor-branded hotels	45%	35%	34%	35%	37%	40%	30%	28%	32%
Media and advertising	8%	9%	7%	9%	8%	8%	8%	8%	8%
Tripadvisor experiences and dining (8)	9%	10%	10%	10%	10%	9%	10%	10%	9%
Other	4%	3%	3%	3%	3%	3%	2%	2%	3%
Viator	31%	44%	46%	41%	41%	36%	49%	51%	46%
TheFork	9%	8%	8%	10%	9%	10%	8%	9%	9%
Intersegment revenue (8)	(6)%	(8)%	(8)%	(7)%	(7)%	(7)%	(8)%	(8)%	(8)%

GAAP Net Income (Loss): (9)
GAAP Net Income (Loss)	$(73)	$24	$27	$32	$10	$(59)	$24	$39	$4
Growth % (y/y)	115%	(23)%	8%	n.m.	(50)%	(19)%	0%	44%	n.m.
GAAP Net Income (Loss) margin	(20%)	5%	5%	8%	1%	(15%)	5%	7%	0%

Segments - Adjusted EBITDA:
Total Adjusted EBITDA	$33	$90	$127	$84	$334	$47	$97	$122	$266
Growth % (y/y)	22%	(17)%	10%	95%	13%	42%	8%	(4)%	6%
Brand Tripadvisor	72	96	111	69	348	78	84	87	248
Growth % (y/y)	31%	(17)%	(1)%	13%	1%	8%	(13)%	(22)%	(11)%
Viator	(30)	(2)	17	15	0	(27)	10	30	13
Growth % (y/y)	50%	n.m.	42%	n.m.	n.m.	(10)%	n.m.	76%	n.m.
TheFork	(9)	(4)	(1)	0	(14)	(4)	3	5	5
Growth % (y/y)	13%	(43)%	(89)%	n.m.	(64)%	(56)%	n.m.	n.m.	n.m.

Adjusted EBITDA Margin by Segment:
Total	9%	18%	24%	22%	19%	12%	20%	23%	19%
Brand Tripadvisor	30%	34%	38%	32%	34%	33%	34%	34%	33%
Viator	(26)%	(1)%	7%	9%	0%	(19)%	4%	11%	2%
TheFork	(26)%	(11)%	(2)%	0%	(9)%	(10)%	7%	10%	4%
(1)
Amount includes an estimated accrual for the potential settlement of a regulatory related matter within our alternative accommodation rentals offering of $10 million expensed during the first quarter of 2024, and a one-time charge of $4 million during the second quarter of 2024, resulting from enacted tax legislation in Canada during June 2024 related to digital services taxes, which requires retrospective application back to January 1, 2022. This amount represents only the one-time retrospective portion of the liability due for the periods prior to the period of enactment, or for the periods prior to April 1, 2024. The charge for three months ended June 30, 2024, and all subsequent reporting periods, are included in Adjusted EBITDA.
(2)
During the first quarter of 2023, the Company expensed $3 million of previously capitalized transaction-related costs. During the first, second and third quarters of 2024, the Company expensed certain transaction-related costs of $1 million, $2 million and $1 million, respectively. The Company considers such costs to be non-recurring in nature.
(3)
Depreciation and amortization include capitalized website development.
(4)
The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect on these non-GAAP adjustments was calculated based on the individual impact that these items had on our GAAP consolidated income tax expense (benefit) for the periods presented.
(5)
Includes significant non-recurring or infrequent discrete tax items, including (1) tax audit reserves/settlements; (2) non-recurring or infrequent income tax reserves or adjustments; and (3) the impact of one-time changes resulting from tax legislation, such as the 2017 Tax Act or legislation that impacts tax, such as the CARES Act.
(6)
In the year ended December 31, 2023 and the nine months ended September 30, 2024, interest expense on our 2026 Senior Notes, net of tax, was added back to the numerator for purposes of the if-converted method used to calculate both GAAP and non-GAAP diluted net income per share, as share settlement is presumed under GAAP. This amount was not material for all other periods where GAAP and non-GAAP net income is presented.
(7)
In periods for which we present a GAAP net loss, but Non-GAAP net income, which comprises only the three months ended March 31, 2024 and 2023, the Company calculates GAAP diluted shares using the treasury stock method, adjusted for the 2026 Senior Notes using the if-converted method, as share settlement is presumed under GAAP, in order to calculate Non-GAAP Diluted EPS.

(8)
Tripadvisor experiences and dining revenue within the Brand Tripadvisor segment shown in this table is gross of intersegment (intercompany) revenue, which is eliminated on a consolidated basis.
(9)
The Company does not calculate or report net income by segment.

* Full-year and year-to-date totals reflect data as reported and may differ from the summation of the quarterly data on this table due to rounding.

Definitions

Variable costs primarily include costs directly related to revenue generation, as well as traffic generation costs.

Fixed costs primarily include all other expenses such as compensation costs (including outsourced services), broadcast advertising (including television and connected television), G&A and other discretionary costs, not including depreciation, amortization, restructuring and other related reorganization costs (benefit), stock-based compensation, legal reserves and settlements, non-recurring expenses and income, interest expense, or income taxes.

GBV represents the total dollar value of experience bookings powered by the Viator platform in a given period prior to any adjustments such as date changes, refunds or cancellations. GBV is an operational measure that provides an indication of total engagement and economic activity driven by our platform in a given period by all marketplace constituents (travelers, experience operators, and partners). Management uses GBV for operational decision-making purposes to monitor the growth, scale, and reach of its online marketplace as well as assess the health of its global ecosystem. Accordingly, management does not consider GBV to be an indicator of revenue or any other financial statement measure. GBV as defined may not be comparable to similarly titled measures used by other companies.

Business Metrics

We review a number of metrics, including, but not limited to, ARPU, monthly active users, hotel shoppers, cost-per-click, GBV and bookings for experiences, seated diners, dining bookings, and other metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. While these numbers are based on what we believe to be reasonable estimates for the applicable period of measurement, there are inherent challenges in measuring usage and user engagement across our large user base around the world. For example, a single user may have multiple member accounts or browse the internet on multiple browsers or devices, some users may restrict our ability to accurately identify them across visits, and we are not always able to capture user information on all of our platforms. As such, the calculations of our unique users may not accurately reflect the actual number of people or organizations using our platform. Our metrics are also affected by applications that automatically contact our servers for regular updates with no discernible user action involved, and this activity can cause our system to count the users associated with such applications as active users on the day or days such contact occurs. As such, the calculation of some of the metrics presented may be affected as a result of this activity, or other reasons. We regularly review our processes and may adjust how we calculate our internal metrics to improve their accuracy.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to Tripadvisor’s future financial performance on both a GAAP and non-GAAP basis, and Tripadvisor’s prospects as a comprehensive destination for hotels, experiences, and restaurants, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our executive officers with respect to growth objectives, including the ability of our segment strategies to be successful, strategic investments, expectations regarding potential tax refunds and benefits, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including, but not limited to, those risks, uncertainties and factors detailed in Tripadvisor’s filings with the SEC. As a result of such risks, uncertainties and factors, Tripadvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Tripadvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Tripadvisor, Inc.

The Tripadvisor Group operates as a family of brands that connects people to experiences worth sharing and aims to be the world’s most trusted source for travel and experiences. We leverage our brands, technology, and capabilities to connect our global audience with partners through rich content, travel guidance, and two-sided marketplaces for experiences, accommodations, restaurants, and other travel categories. The subsidiaries of Tripadvisor, Inc. (Nasdaq: TRIP), own and operate a portfolio of travel media brands and businesses, including Brand Tripadvisor, Viator, and TheFork.

Contacts:

Investors

ir@tripadvisor.com

Media

northamericapr@tripadvisor.com